                                  EXHIBIT 2.1
                    ASSET PURCHASE AGREEMENT DATED JULY 30, 1997
                     BETWEEN POWERSCAN, INC. AND INTRAFED, INC.






================================================================================



                            ASSET PURCHASE AGREEMENT



                               DATED JULY 30, 1997



                                     BETWEEN



                                 POWERSCAN, INC.

                                       AND

                                 INTRAFED, INC.









================================================================================

                                    CONTENTS

ARTICLE I         SALE OF ASSETS ..................................................   2

        Section 1.1     Sale of Assets ............................................   2
        Section 1.2     Liabilities Assumed .......................................   3
        Section 1.3     Excluded Assets ...........................................   4
        Section 1.4     Purchase Price ............................................   4
        Section 1.5     Additional Consideration ..................................   5
        Section 1.6     Closing ...................................................   7
        Section 1.7     Conditions and Best Efforts ...............................   8
        Section 1.8     Consents and Approvals ....................................   8
        Section 1.9     Risk of Loss ..............................................   8
        Section 1.10    Allocation ................................................   9

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF SELLER ........................   9

        Section 2.1     Existence .................................................   9
        Section 2.2     Authorization; Conflicts ..................................   9
        Section 2.3     Title .....................................................  10
        Section 2.4     Contracts .................................................  10
        Section 2.5     Restrictive Documents .....................................  10
        Section 2.6     Litigation ................................................  10
        Section 2.7     Compliance with Laws ......................................  11
        Section 2.8     Accuracy of Representations and Warranties ................  11
        Section 2.9     Broker's or Finder's Fees .................................  11
        Section 2.10    Copies of Documents .......................................  11
        Section 2.11    Disclosure ................................................  12
        Section 2.12    Permits and Approvals .....................................  12
        Section 2.13    Intellectual Property; Licenses ...........................  12
        Section 2.14    Environmental Matters .....................................  13
        Section 2.15    Inventory .................................................  14
        Section 2.16    Investment Representations ................................  14
        Section 2.17    Insurance .................................................  17
        Section 2.18    Taxes .....................................................  17
        Section 2.19    Financial Statements ......................................  18
        Section 2.20    Employee Benefit Plans ....................................  19
        Section 2.21    Employment Relations ......................................  20

ASSET PURCHASE AGREEMENT                                                 PAGE i

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PURCHASER .....................  21

        Section 3.1     Existence .................................................  21
        Section 3.2     Authorization; Conflicts ..................................  21
        Section 3.3     Capitalization ............................................  21
        Section 3.4     Authorization for Common Stock ............................  22
        Section 3.5     Broker's or Finder's Fees .................................  22
        Section 3.6     Litigation ................................................  22
        Section 3.7     Accuracy of Representations and Warranties ................  22
        Section 3.8     Reports and Financial Statements ..........................  23
        Section 3.9     Disclosure ................................................  23
        Section 3.10    Intellectual Property .....................................  23

ARTICLE IV        CONDUCT OF BUSINESS; REVIEW .....................................  24

        Section 4.1     Conduct of Business of Seller .............................  24
        Section 4.2     Review of Seller ..........................................  24
        Section 4.3     Proration .................................................  24
        Section 4.4     Employees .................................................  25

ARTICLE V         CONDITIONS TO PURCHASER'S OBLIGATIONS TO CLOSE ..................  26

        Section 5.1     Opinion of Seller's Counsel ...............................  26
        Section 5.2     Good Standing; Corporate Matters ..........................  26
        Section 5.3     Truth of Representations and Warranties ...................  26
        Section 5.4     No Injunction .............................................  27
        Section 5.5     Bill of Sale; Related Agreements ..........................  27
        Section 5.6     Employee Issues ...........................................  27
        Section 5.7     Assignments; Consents and Approvals .......................  28
        Section 5.8     Termination and Release of Bank ...........................  28
        Section 5.9     Lease .....................................................  28
        Section 5.10    Performance of Obligations ................................  29
        Section 5.11    Marketing Information .....................................  29
        Section 5.12    [Intentionally Omitted] ...................................  29
        Section 5.13    Transfer of Intellectual Property .........................  29
        Section 5.14    Additional Information ....................................  29
        Section 5.15    Consents ..................................................  30
        Section 5.16    Physical Properties .......................................  30

ASSET PURCHASE AGREEMENT                                                PAGE ii

ARTICLE VI        CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE .....................  30

        Section 6.1     Opinion of Purchaser's Counsel ............................  30
        Section 6.2     Good Standing; Corporate Matters ..........................  30
        Section 6.3     Truth of Representations and Warranties ...................  31
        Section 6.4     No Injunction .............................................  31
        Section 6.5     Assumption of Liabilities; Related Agreements .............  31
        Section 6.6     Election to Boards of Directors ...........................  31
        Section 6.7     Performance of Obligations ................................  32
        Section 6.8     Letter of Confirmation ....................................  32

ARTICLE VII       COVENANTS OF SELLER .............................................  32

        Section 7.2     Consents ..................................................  32
        Section 7.3     Communications ............................................  32
        Section 7.4     Inconsistent Activities ...................................  32
        Section 7.5     Consultants; Employees; Contractors .......................  33
        Section 7.6     Books and Records .........................................  33
        Section 7.7     Non-Use ...................................................  33
        Section 7.8     Payoff of Creditors .......................................  34
        Section 7.9     Noncompetition ............................................  34
        Section 7.10    Assignments of Intellectual Property ......................  34
        Section 7.11    Novation of Government Contracts ..........................  35
        Section 7.12    Non-dissolution ...........................................  35
        Section 7.13    Representative Agreement ..................................  35
        Section 7.14    Financial Statements ......................................  35

ARTICLE VIII      COVENANTS OF PURCHASER ..........................................  36

        Section 8.1     Communications ............................................  36
        Section 8.2     Taxes .....................................................  36
        Section 8.3     Stock Options .............................................  36
        Section 8.4     Registration Rights .......................................  36
        Section 8.5     Kok Stock .................................................  37

ARTICLE IX        SURVIVAL OF REPRESENTATIONS; INDEMNITY ..........................  38

        Section 9.1     Survival of Representations ...............................  38
        Section 9.2     Indemnification ...........................................  38
        Section 9.3     Indemnification Conditions ................................  39
        Section 9.4     Indemnification Exclusive .................................  40

ASSET PURCHASE AGREEMENT                                               PAGE iii

ARTICLE X         TERMINATION OF AGREEMENT ........................................  40

        Section 10.1    Termination by Mutual Consent .............................  40
        Section 10.2    Termination for Breach or Failure of Conditions ...........  40
        Section 10.3    Closing Notwithstanding Right to Terminate ................  41

ARTICLE XI        MISCELLANEOUS ...................................................  41

        Section 11.1    Effective Date ............................................  41
        Section 11.2    Expenses ..................................................  41
        Section 11.3    Governing Law .............................................  41
        Section 11.4    Confidentiality ...........................................  41
        Section 11.5    Third-Party Beneficiaries .................................  42
        Section 11.6    Severability ..............................................  42
        Section 11.7    Captions ..................................................  42
        Section 11.8    Publicity .................................................  42
        Section 11.9    Notices ...................................................  42
        Section 11.10   Parties in Interest .......................................  44
        Section 11.11   Counterparts ..............................................  44
        Section 11.12   Waiver ....................................................  44
        Section 11.13   Bulk Transfer .............................................  44
        Section 11.14   Entire Agreement ..........................................  44
        Section 11.15   Amendments ................................................  44
        Section 11.16   Further Assurances ........................................  45
        Section 11.17   Knowledge of Seller Defined ...............................  45


ASSET PURCHASE AGREEMENT                                                PAGE iv

SCHEDULES
---------
      A        Fixed Assets (Section 1.1(a))
      B        Deferred Maintenance Contracts, Real Property Leases, Agreements, Consents,
               Licenses and Other Contracts or Arrangements (Section 1.1(b))
      C        Intellectual Property (Section 1.1(c),(d))
      D        Consents (Section 2.4)
      E        Permits (Section 2.12)
      F        Inventory (Section 1.1(e))
      G        Claims, Actions, Proceedings (Section 2.6)
      H        Employee Benefit Plans (Section 4.4)

EXHIBITS
--------
       1       Form of Escrow Agreement
       2       Form of Bill of Sale and Assignment
       3       Form of Assumption of Liabilities Agreement
       4       Form of Employment Agreement
       5       Form of Termination and Release Agreement
       6       Form of Opinion of Seller's Counsel
       7       Form of Opinion of Purchaser's Counsel
       8       Form of Disbursing Agency Agreement
       9       Form of Assignment of Patent Application
      10       Form of Assignment of Trademark
      11       Form of Novation Agreement
      12       Form of Assignment


ASSET PURCHASE AGREEMENT                                                PAGE v

                          DEFINITIONAL CROSS-REFERENCE



Definition                                                    Location/Section
----------                                                    ----------------
Act                                                                    2.16(d)
Additional Consideration                                               1.5
Adjusted Operating Income                                              1.5(c)(ii)
Agreement                                                          Introduction
Assigned Contracts                                                     1.1(b)
Assignment of Patent Application                                       5.5
Assignments of Trademark                                               5.5
Assumption of Liabilities Agreement                                    6.5
Bank                                                                   5.8
Bank Settlement Payment                                                1.4(a)(ii)
Bill of Sale                                                           5.5
Closing                                                                1.6
Closing Cash Consideration                                             1.4(a)(iii)
Closing Stock Consideration                                            1.4(a)(iv)
Closing Date                                                           1.6
Code                                                                   1.10
Common Stock                                                           1.4(a)(iv)
Creditors' List                                                        5.14
Disbursing Agency Agreement                                            5.5
Disbursing Agent                                                       5.5
Disclosure Documents                                                   2.16(b)
DOL                                                                    2.20(c)
Effective Date                                                        11.1
Employee Benefit Plan                                                  2.20(a)
Employment Agreement                                                   5.6
ERISA                                                                  2.20(c)
Escrow Agent                                                           5.5
Escrow Agreement                                                       5.5
Excluded Assets                                                        1.3
Financial Statements                                                   2.19
Hazardous Substances                                                   2.14
Intellectual Property                                                  1.1(c)
Intellectual Property Licenses                                         2.13(a)
Kok Stock                                                              8.5
Lease                                                                  5.9
Letter of Confirmation                                                 6.3


ASSET PURCHASE AGREEMENT                                                PAGE vi

Liens                                                                  1.1
Loan Agreement                                                         5.8
1996 Proxy Statement                                                   2.16(b)
1997 Form 10-K                                                         2.16(b)
1996 Form 10-Qs                                                        2.16(b)
Nondisclosure Agreement                                               11.4
Novation Agreement                                                     7.11
Patent                                                                 3.10
Purchase Price                                                         1.4(a)(iv)
Purchased Assets                                                       1.1
Purchaser                                                          Introduction
Purchaser Parent                                                 Fifth "Whereas" Clause
Registration Statement                                                 8.4(a)
Related Agreements                                                     5.5
Representative Agreement                                               7.13
Revenue                                                                1.5(c)(i)
Rule 144                                                               2.16(h)
SEC                                                                    2.16(b)
Seller                                                             Introduction
Seller April Balance Sheet                                             2.19
Shares                                                                 2.16
Software Products                                                      1.1(c)
Stockholder                                                   Fourth 'Whereas" Clause
Tax                                                                    2.18(h)
Tax Return                                                             2.18(i)
Termination and Release Agreement                                      7.8
Transferred Employees                                                  4.4



ASSET PURCHASE AGREEMENT                                               PAGE vii

                            ASSET PURCHASE AGREEMENT

        ASSET PURCHASE AGREEMENT (this "AGREEMENT") dated July 30, 1997, between POWERSCAN, INC., a Delaware corporation ("PURCHASER"), and INTRAFED, INC., a Maryland corporation ("SELLER");



                              W I T N E S S E T H:

        WHEREAS, Seller is the owner of certain software products and related assets that are used in the development, production, sales, marketing, distribution and maintenance of such software products in the document imaging industry;

        WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser certain of the assets of Seller as described in Section 1.1 upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, Purchaser and Seller acknowledge that the transactions contemplated by this Agreement are arms-length transactions and that the consideration and undertakings set forth below represent the fair value of the assets to be purchased;

        WHEREAS, John R. Meshinsky ("STOCKHOLDER") is the holder of all outstanding shares of capital stock of Seller;

        WHEREAS, Purchaser is a wholly-owned subsidiary of Star Technologies, Inc., a Delaware corporation ("PURCHASER PARENT"); and

        WHEREAS, the capitalized terms contained herein that are listed on the definitional cross-reference sheet attached to this Agreement shall have the definitions referred to therein for all purposes of this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


ASSET PURCHASE AGREEMENT                                                PAGE 1

                                    ARTICLE I

                                 SALE OF ASSETS

         SECTION 1.1           SALE OF ASSETS

         Upon the terms and subject to the conditions herein stated, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser on the Closing Date and Purchaser agrees to purchase, assume, acquire and accept all of Seller's right, title and interest in and to the assets described below (the "PURCHASED ASSETS") on the Closing Date, free and clear of all security interests, liens, pledges, charges, claims, rights of others or other encumbrances of any sort ("LIENS"):

         (a) the fixed assets of Seller listed individually or by category in Schedule A hereto, subject to such changes as shall have occurred in the ordinary course of business between the Effective Date and the Closing Date;

         (b) all deferred maintenance contracts, real property leases, agreements, consents, licenses and other contracts or arrangements listed in
Part I of Schedule B hereto (the "ASSIGNED CONTRACTS"), including all rights, privileges, benefits, obligations and interests thereunder and any deposits or prepayments noted in Part II of such Schedule;

         (c) all copyrights, trademarks, service marks, patents, trade names (including, without limitation, the trade name "Intrafed"), brand names, registrations and pending applications (domestic and foreign) for copyrights, trademarks, service marks and patents, inventions, coded or uncoded product prototypes and/or specialized algorithms, processes, know-how, proprietary information, formulae, designs, logos, royalty rights, trade secrets, confidentiality rights, property rights, or without limitation, other intellectual property rights and interests thereunder or other similar rights (all of such rights being defined in the aggregate as "INTELLECTUAL PROPERTY") owned by Seller and employed or proposed to be employed in the design and manufacture of the PowerScan(R) and StageWorks(R) software products (collectively, the "SOFTWARE PRODUCTS") including, without limitation, such items listed in Schedule C hereto, together with any additions or modifications to such items made between the Effective Date and the Closing Date;

         (d) all licenses or agreements relating to Intellectual Property listed in Schedule C hereto, together with any additions or modifications to such items made between the Effective Date and the Closing Date;





ASSET PURCHASE AGREEMENT                                              PAGE 2

         (e) the inventory items reflected on Schedule F hereto together with any additions or modifications thereto, subject to any deletions therefrom made by Seller in the ordinary course of Seller's business between the Effective Date and the Closing Date;

         (f) all forms, records, files, customer lists, lists of suppliers, specifications, design documentation (including any and all existing listings of the source code and/or object code of any program, routine, and subroutine comprising any portion of the Software Products, together with all copies of any of them; any and all existing descriptions of the designs, formulae, methods and algorithms embodied in any portion of the Software Products, together with all copies of any of them; and all existing design notes, flow charts, logic diagrams, coding charts, manuals, specifications, instructions, annotations, technical and engineering data, laboratory studies, and benchmark test results used or produced in the development of any of the Software Products, together with all copies of any of them), user documentation relating to the Software Products, training materials, service guides, designs, drawings, business records and plans, operating data and other data associated with, used or employed by Seller in connection with the Purchased Assets;

         (g) the sales literature, promotional literature and other selling material used by Seller in the marketing of the Software Products including, without limitation, all rights to any graphics contained therein; and

         (h) Seller's rights under any warranties and performance guaranties extended to Seller with respect to any of the items described above in Sections 1.1(a) and 1.1(e).

         SECTION 1.2           LIABILITIES ASSUMED

         On the Closing Date and as additional consideration for the Purchased Assets, Purchaser shall assume, and agrees to perform and fulfill, subject to the terms and conditions herein, all liabilities and obligations (a) to be performed or fulfilled on and after the Closing Date by Seller under the terms of the Assigned Contracts and of the licenses referred to in Part II of Schedule C hereto, (b) related to any invoice of BDO Siedman with respect to its interim 1997 financial review of Seller conducted as part of Purchaser's due diligence and (c) related to or arising from the ownership and use of the Purchased Assets on and after the Closing Date. Except as expressly assumed in this Section 1.2, Seller covenants and agrees that Purchaser assumes no liabilities or obligations of Seller of any nature whatsoever whether accrued, absolute, contingent, matured or unmatured, and that Seller shall retain and be responsible for all liabilities and obligations not expressly assumed by Purchaser in this Section 1.2, including, but not limited to, any litigation against Seller whether now existing or hereafter instituted.





ASSET PURCHASE AGREEMENT                                              PAGE 3

         SECTION 1.3           EXCLUDED ASSETS

         The assets described below (collectively, the "EXCLUDED ASSETS") shall be excluded from any transfer hereunder and shall not be transferred to
Purchaser:

         (a) subject to Section 1.1(b), inventory not specifically reflected on Schedule F hereto, accounts and notes receivable, evidences of indebtedness, cash advances or loans to employees, securities, cash, federal or state tax credits, prepaid expenses, security or other deposits and bank accounts which are reflected in the books of Seller and relate to Seller or its affiliate, INTRAFED International Ltd.; and

         (b) all other assets of Seller not specified in Section 1.1 or in the schedules referred to therein.

         SECTION 1.4           PURCHASE PRICE

         As consideration for the purchase by Purchaser of the Purchased Assets, Purchaser shall

         (a)      on the Closing Date:

                  (i) assume the liabilities referred to in Section 1.2 and, except for such liabilities, Purchaser expressly is not assuming any liabilities or obligations, whether accrued, absolute, contingent, matured or unmatured, of Seller;

                  (ii) pay Seller by wire transfer of immediately available funds on Seller's behalf to the Bank in an aggregate amount equal to $878,687.56 (provided, that such amount shall be increased by an amount equal to $874.31 for each day beyond July 29, 1997 that the Closing occurs) (the "BANK SETTLEMENT PAYMENT");

                  (iii) pay Seller by depositing with Disbursing Agent an aggregate amount equal to $1,000,000 (together with the Bank Settlement Payment, the "CLOSING CASH CONSIDERATION") by wire transfer of immediately available funds to a bank account specified by Disbursing Agent, to be applied as set forth in the Disbursing Agency Agreement; and

                  (iv) cause Purchaser Parent to issue to Seller, by depositing with the Escrow Agent, 1,300,000 shares (the "CLOSING STOCK CONSIDERATION"; together with the Closing Cash Consideration, the "PURCHASE PRICE") of common stock, having a par value of $.01 per share, of Purchaser Parent ("COMMON STOCK") to be applied as set forth in the Escrow Agreement, all of which shares shall be unregistered; and






ASSET PURCHASE AGREEMENT                                              PAGE 4

         (b) after the Closing Date, cause to be issued to Seller the Additional Consideration, pursuant to Section 1.5, and the Kok Stock, in accordance with, and subject to the proviso contained in Section 8.5.

         SECTION 1.5           ADDITIONAL CONSIDERATION

         As additional consideration (the "ADDITIONAL CONSIDERATION") for the sale by Seller to Purchaser of the Purchased Assets, so long as Seller shall otherwise be in compliance in all material respects with its obligations hereunder, and subject to Purchaser's right of set-off to satisfy any such obligations, Purchaser agrees to cause Purchaser Parent to issue to Seller Common Stock on the following basis:

         (a) FIRST PAYMENT. Upon completion of Purchaser Parent's financial statements for the year ending July 31, 1998, a number of shares of Common Stock, rounded to the nearest whole share, not to exceed 650,000, such number to be determined according to the following charts:

---------------------------------------------------------------------------------------------------------------
                                    SHARES OF COMMON STOCK
         REVENUE AMOUNT                     EARNED                          CALCULATION OF SHARES
         AT OR BETWEEN                 (NOT CUMULATIVE)                    OF COMMON STOCK EARNED
---------------------------------------------------------------------------------------------------------------
    $ 0 - 4,749,999                   0                                              --
---------------------------------------------------------------------------------------------------------------
      4,750,000                       40,625                                         --
---------------------------------------------------------------------------------------------------------------
      4,750,001 - 5,275,000           40,626 - 162,500         40,625 shares plus .2321428 shares per $1 over
                                                               $4,750,000 up to $5,275,000
---------------------------------------------------------------------------------------------------------------
      5,275,001 - 5,800,000           162,501 - 325,000        162,500 shares plus .3095238 shares per $1
                                                               over $5,275,000 up to $5,800,000
===============================================================================================================
                                    SHARES OF COMMON STOCK
   ADJUSTED OPERATING INCOME                EARNED                          CALCULATION OF SHARES
            BETWEEN                    (NOT CUMULATIVE)                    OF COMMON STOCK EARNED
---------------------------------------------------------------------------------------------------------------
    $ 0 - 399,999                     0                                              --
---------------------------------------------------------------------------------------------------------------
      400,000                         40,625                                         --
---------------------------------------------------------------------------------------------------------------
      400,001 - 600,000               40,626 - 121,875         40,625 shares plus .40625 shares per $1 over
                                                               $400,000 up to $600,000
---------------------------------------------------------------------------------------------------------------
      600,001 - 800,000               121,875 - 325,000        121,875 shares plus 1.015625 shares per $1
                                                               over $600,000 up to $800,000
---------------------------------------------------------------------------------------------------------------


         (b) SECOND PAYMENT. Upon completion of Purchaser Parent's financial statements for the year ending July 31, 1999, a number of shares of Common Stock, rounded to the nearest whole share, not to exceed 650,000, such number to be determined according to the following charts:






ASSET PURCHASE AGREEMENT                                              PAGE 5

---------------------------------------------------------------------------------------------------------------
                                    SHARES OF COMMON STOCK
         REVENUE AMOUNT                     EARNED                          CALCULATION OF SHARES
         AT OR BETWEEN                 (NOT CUMULATIVE)                    OF COMMON STOCK EARNED
---------------------------------------------------------------------------------------------------------------
    $ 0 - 5,999,999                   0                                              --
---------------------------------------------------------------------------------------------------------------
      6,000,000                       40,625                                         --
---------------------------------------------------------------------------------------------------------------
      6,000,001 - 6,500,000           40,626 - 162,500         40,625 shares plus .24375 shares per $1 over
                                                               $6,000,000 up to $6,500,000
---------------------------------------------------------------------------------------------------------------
      6,500,001 - 7,000,000           162,501 - 325,000        162,500 shares plus .325 shares per $1 over
                                                               $6,500,000 up to $7,000,000
===============================================================================================================
                                    SHARES OF COMMON STOCK
   ADJUSTED OPERATING INCOME                EARNED                          CALCULATION OF SHARES
            BETWEEN                    (NOT CUMULATIVE)                    OF COMMON STOCK EARNED
---------------------------------------------------------------------------------------------------------------
    $ 0 - 599,999                     0                                              --
---------------------------------------------------------------------------------------------------------------
      600,000                         40,625                                         --
---------------------------------------------------------------------------------------------------------------
      600,001 - 900,000               40,626 - 162,500         40,625 shares plus .40625 shares per $1 over
                                                               $600,000 up to $900,000
---------------------------------------------------------------------------------------------------------------
      900,001 - 1,200,000             162,501 - 325,000        162,500 shares plus .541667 shares per $1 over
                                                               $900,000 up to $1,200,000
---------------------------------------------------------------------------------------------------------------


         (c) DEFINITIONS. For purposes of this Section 1.5, the following terms shall have the following meanings:

             (i) "REVENUE" for each year shall mean Purchaser's revenue, determined in accordance with generally accepted accounting principles consistently applied from year to year; and

             (ii) "ADJUSTED OPERATING INCOME" for each year shall mean Purchaser's operating income, determined in accordance with generally accepted accounting principles consistently applied from year to year, decreased dollar for dollar by the following expenses: corporate insurance, accounting, audit and legal fees, and compensation and benefits associated with finance, cost accounting and purchasing employees.

         (d) PAYMENTS RESULTING FROM CERTAIN TERMINATION. Notwithstanding the above, if, at any time prior to the expiration of two years following the Closing Date, Stockholder, without his consent, is terminated other than for cause as a director of either Purchaser or Purchaser Parent or as President of Purchaser or Executive Vice President of Purchaser Parent, then Seller shall be entitled, without regard to the amount of Purchaser's Revenue or Adjusted Operating Income for the applicable period, to a




ASSET PURCHASE AGREEMENT                                              PAGE 6
minimum Additional Consideration (without affecting any higher amounts that may be earned by Seller pursuant to the operation of Sections 1.5(a) and 1.5(b)) of
(i) 175,000 shares of Common Stock in the aggregate pursuant to Section 1.5(a) (whether or not the date for such payment shall have occurred prior to such termination) and (ii) 325,000 shares of Common Stock in the aggregate pursuant to Section 1.5(b).

         (e) Payments Resulting from Sale of Assets. Notwithstanding the above, if, at any time prior to the expiration of two years following the Closing Date, Purchaser sells or otherwise transfers (other than by merger or consolidation) all or substantially all of its assets, then Seller shall be entitled, without regard to the amount of Purchaser's Revenue or Adjusted Operating Income for the applicable period, to a minimum Additional Consideration of (i) 175,000 shares of Common Stock in the aggregate pursuant to Section 1.5(a) (whether or not the date for such payment shall have occurred prior to such sale or transfer and without affecting any higher amounts that may be earned by Seller pursuant to the operation of such Section 1.5(a)) and (ii) 325,000 shares of Common Stock in lieu of Common Stock that would otherwise have been payable pursuant to Section 1.5(b).

         (f) Business of Purchaser Defined. If, at any time prior to March 31, 1999, (i) Stockholder's employment as President of Purchaser and Executive Vice President of Purchaser Parent is terminated other than for cause by Purchaser or
(ii) Purchaser merges or consolidates with another entity, then from and after the effective date of such termination, merger or consolidation, the term "Purchaser" for purposes of Section 1.5(c) shall mean the business of Purchaser as it substantially existed as of the effective date of termination. For example, if Purchaser, following the effective date of termination of Stockholder's employment, were to establish or acquire a substantially different enterprise from that in which it was engaged as of the effective date of termination, then the revenues and expenses of such new enterprise would be excluded from the calculations of Revenue and Adjusted Operating Income for purposes of Section 1.5(c). Similarly, if the Purchaser, prior to March 31, 1999, were to merge with Purchaser Parent or another entity, then only the revenues and expenses of the business of Purchaser as it substantially existed on the effective date of merger would be included in the calculation of Revenue and Adjusted Operating Income for purposes of Section 1.5(c).

         SECTION 1.6           CLOSING

         Provided that each of the conditions contained in Articles V and VI hereof has been satisfied or expressly waived, the consummation of the sale of assets referred to in Section 1.1 (the "CLOSING") shall take place at 10:00 a.m. on July 30, 1997 at the offices of Perkins Coie, 607 Fourteenth Street, N.W., Washington, D.C., or at such other time,





ASSET PURCHASE AGREEMENT                                              PAGE 7
date or place as the parties hereto shall mutually agree in writing. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

         SECTION 1.7           CONDITIONS AND BEST EFFORTS

         Purchaser and Seller will each use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill in all material respects all of the conditions of its or his obligations under this Agreement and will use their respective best efforts to do all acts and things as may be required to carry out its obligations hereunder and to consummate and complete the transactions contemplated by this Agreement.

         SECTION 1.8           CONSENTS AND APPROVALS

         Notwithstanding any other provision of this Agreement, to the extent that the assignment of any contract, agreement, lease, commitment or right contemplated to be assigned hereunder shall require the consent or approval of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. If such consent or approval is not obtained, Seller will use its best efforts and cooperate with Purchaser in any reasonable arrangements (which may include a sublease, license thereof or operating agreement with respect thereto) approved by Purchaser designed to provide for Purchaser all of the benefits under any such contract, agreement, lease, commitment or right. If Seller shall have made or shall be making such arrangements as so approved, Purchaser agrees to assume the obligations of Seller to be performed on and after the Closing Date with respect to any such contract, agreement, lease, commitment or right and agrees to perform and fulfill such obligations as though any such contract, agreement, lease, commitment or right had been assigned.

         SECTION 1.9           RISK OF LOSS

         The risk of loss, damage or destruction to the Purchased Assets shall be borne by Seller to the time of Closing. In the event of such loss, damage or destruction which materially adversely affects the Purchased Assets taken as a whole, Purchaser may, at its sole option and notwithstanding any other provision of this Agreement, upon notice to Seller, rescind this Agreement and declare it to be of no further force and effect, in which event there shall be no Closing and all of the terms and provisions hereof shall be deemed null and void except that the last sentence of Section 4.2, and Section 11.4 shall remain in effect, with the understanding that the terms and conditions of the Nondisclosure Agreement shall remain in effect for 12 months following any such rescission. In the event any of the Purchased Assets are unavailable for delivery to Purchaser on the Closing Date as a result of loss, damage or destruction and such Purchased Assets were




ASSET PURCHASE AGREEMENT                                              PAGE 8
insured by Seller, Purchaser may at its sole option require Seller to deliver to Purchaser assignments of Seller's rights under its insurance policies, if any, applicable to such Purchased Assets and to close on that basis. Seller hereby agrees to make such assignment of rights if Purchaser so elects.

         SECTION 1.10          ALLOCATION

         Purchaser, Seller and Stockholder agree to treat the purchase and sale of the Purchased Assets as a fully taxable transaction for income tax purposes and to allocate the Purchase Price (and all other capitalizable costs) among the Purchased Assets for all purposes (including financial accounting and tax purposes) in accordance with an allocation schedule to be agreed upon within 30 days following the Closing in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE").

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         SECTION 2.1           EXISTENCE

         Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has corporate power and authority to own, lease and operate the Purchased Assets and to engage in and perform the transactions contemplated hereby and by the Related Agreements. Seller is duly qualified to transact business in, and is in good standing under the laws of, each jurisdiction in which it owns or leases property or where the nature of its business requires such qualification.

         SECTION 2.2           AUTHORIZATION; CONFLICTS

         The execution, delivery and performance of this Agreement and the Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Seller. This Agreement, and, when executed and delivered by Seller in accordance with the provisions hereof, the Related Agreements, constitutes or will constitute legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and each document and instrument of Seller contemplated hereby or thereby, when executed and delivered by Seller, in accordance with the provisions hereof, shall be legal, valid and



ASSET PURCHASE AGREEMENT                                              PAGE 9
binding upon Seller, and enforceable in accordance with its terms, subject to the exception set forth above. The execution and delivery of this Agreement, the Related Agreements and such documents and instruments do not, and the consummation of the transactions contemplated hereby or thereby will not, violate, contravene or constitute any default under, conflict with or result in the breach of or in the creation of any Lien upon any property of Seller under
(i) any provision of Seller's Amended and Restated Articles of Incorporation or By-Laws, (ii) any judgment, order, award, injunction, decree, ruling or, to the knowledge of Seller, regulation, of any court, arbitrator or governmental or regulatory authority binding upon the Purchased Assets or (iii) by the conclusion of Closing, any mortgage, credit facility, lease or other material agreement, contract or instrument to which Seller is a party or that is binding upon the Purchased Assets.

         SECTION 2.3           TITLE

         Seller has or will have, on the Closing Date, good and marketable title to all the tangible personal property reflected in Schedule A hereto, except as indicated therein, and all Intellectual Property listed in Part I of Schedule C in each case free and clear of Liens.

         SECTION 2.4           CONTRACTS

         Schedule B hereto and Part II of Schedule C hereto contain, respectively, an accurate and complete list of (a) all material deferred maintenance contracts, real property leases, agreements, consents, licenses and other contracts or arrangements, and (b) licenses or agreements for Intellectual Property, in each case related to the Purchased Assets. Except as indicated therein, each such contract is valid and in full force and effect with respect to Seller, and, to the knowledge of Seller, there exists no event of default or event (including the purchase and sale of the Purchased Assets hereunder, subject to obtaining the consents referred to in Schedule D hereto) that, with the giving of notice or the lapse of time, would become a material default thereunder.

         SECTION 2.5           RESTRICTIVE DOCUMENTS

         Seller is not subject to, or a party to, any mortgage, loan, lease, license, or other agreement that, subject to obtaining the consents set forth in Schedule D hereto, would prevent consummation of the transactions contemplated by this Agreement or compliance by Seller with the terms, conditions and provisions hereof.

         SECTION 2.6           LITIGATION

         Except as set forth in Schedule G hereto, there are no pending, or to the knowledge of Seller, threatened, claims, actions, proceedings, investigations, examinations or suits


ASSET PURCHASE AGREEMENT                                             PAGE 10
against Seller that, if determined adversely to Seller, would adversely affect Seller's ability to perform its obligations under this Agreement or any Related Agreement or that would adversely affect the Purchased Assets in any material respect. As provided in Section 1.2, Purchaser assumes no liabilities or obligations with respect to any litigation involving Seller, whether or not existing on the Effective Date or the Closing Date.

         SECTION 2.7           COMPLIANCE WITH LAWS

         Seller is in compliance in all respects with all judgments, decrees and, to the knowledge of Seller, applicable laws, regulations and orders relating to the Purchased Assets, violation of which would adversely affect the Purchased Assets. No consent of, or, except as may be required in connection with the filing of Articles of Sale and Transfer pursuant to Sections 3-107 of the Maryland General Corporation Law and routine filings under laws relating to the transfer of certain intellectual property rights, filing with, any governmental or regulatory authority is required to be made in connection with the execution, delivery and performance of this Agreement by Seller.

         SECTION 2.8           ACCURACY OF REPRESENTATIONS AND WARRANTIES

         None of the representations, warranties or statements of Seller herein, in any schedule hereto or in any Related Agreement contain any untrue statement of a material fact or omit or misstate a material fact necessary in order to make the statements contained herein or therein not misleading.

         SECTION 2.9           BROKER'S OR FINDER'S FEES

         Except as set forth in Schedule G hereto, no agent, broker, person or firm acting on behalf of Seller is, or will be, entitled to any commission or broker's or finder's fee from either party hereto, or from any person controlling, controlled by or under common control with any party hereto, in connection with any of the transactions contemplated herein.

         SECTION 2.10          COPIES OF DOCUMENTS

         Seller has caused to be made available for inspection and copying by Purchaser all documents in its possession referred to in this Article II or in any schedule furnished by Seller to Purchaser. All such copies of leases, contracts or license agreements are true, complete and correct.



ASSET PURCHASE AGREEMENT                                             PAGE 11

         SECTION 2.11          DISCLOSURE

         To the knowledge of Seller, there is no fact that materially and adversely affects the Purchased Assets, including without limitation, any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles) that has not been disclosed in this Agreement, the schedules hereto, the Related Agreements or in the certificates or other documents furnished pursuant hereto or thereto except for facts that have otherwise been disclosed in writing to Purchaser and for matters pertaining to the general economic environment or to the document imaging processing industry generally.

         SECTION 2.12          PERMITS AND APPROVALS

         To the knowledge of Seller, Schedule E hereto contains an accurate and complete listing of all material permits and approvals currently used by Seller in connection with the design, manufacture or sale of the Purchased Assets. Purchaser will acquire from Seller those permits and approvals, set forth in Schedule E hereto, to the extent transferable pursuant to the terms hereof.

         SECTION 2.13          INTELLECTUAL PROPERTY; LICENSES

         (a) To the knowledge of Seller, Schedule C hereto sets forth a true and complete list of all Intellectual Property of any kind now used in the design, manufacture or marketing of the Software Products. Part II of Schedule C also contains a true and complete list of all licenses or agreements that in any way affect the rights of Seller to any of the Intellectual Property (the "INTELLECTUAL PROPERTY LICENSES"); such list indicates the specific Intellectual Property affected by each Intellectual Property License. Subject to the qualification with respect to the Patent set forth in Sections 2.13(d) and 3.10, neither Seller's operations nor any Intellectual Property or Intellectual Property License infringes (nor is there any basis to believe that any Intellectual Property or Intellectual Property License would infringe) upon any issued or pending patent, trademark, trade name, service mark, copyright or other right of any other person nor, to the knowledge of Seller, is there any infringement by any other person of any of the Intellectual Property.

         (b) To the knowledge of Seller, all the Intellectual Property Licenses are valid and enforceable, Seller has performed all obligations imposed on it thereunder and neither Seller nor, to the knowledge of Seller, any other party thereto is in default thereunder in any respect, nor is there any event that with the giving of notice or lapse of time, or both, would constitute a default thereunder. Seller has not received notice that



ASSET PURCHASE AGREEMENT                                             PAGE 12
any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by Seller in respect of any of the Intellectual Property, except the Intellectual Property Licenses. No director, officer, stockholder or employee of Seller owns, directly or indirectly, in whole or in part, any of the Intellectual Property.

         (c) Except as set forth in Schedule G hereto, Seller has received no notice of the assertion of any claim of infringement or other interference with third-party rights with respect to the Intellectual Property and Seller has at all times maintained reasonable procedures to protect, and has enforced, all of its trade secrets.

         (d) Subject to Section 9.3, and in addition to the indemnification contained in Section 9.2(a), Seller shall indemnify and hold Purchaser harmless from and against all losses, claims, damages or expenses to which Seller may become subject as a result of any claim that any Intellectual Property infringes upon the rights of any third party. Subject to Section 9.3, in the event that Seller or Purchaser is sued for any such infringement, and settles such suit by agreeing to replace such Intellectual Property or modify such Intellectual Property to be non-infringing, then in the event of such replacement or modification Seller covenants that such replacement or modification will meet or exceed, in all material respects, the functionality, quality, and operational ease of use of such Intellectual Property as it existed prior to such replacement or modification. In the event a modification or replacement cannot be accomplished in accordance with the standards of the preceding sentence, Purchaser shall be entitled to make appropriate claims under the Escrow Agreement and shall have the right of set-off to satisfy any shortfall thereunder. In addition, in the event that Seller is sued for such infringement and fails to prevail, Purchaser shall also be entitled to make appropriate claims under the Escrow Agreement and shall also have the right of set-off to satisfy any shortfall thereunder. The remedies set forth in this Section 2.13(d) are not exclusive and Purchaser may exercise any and all remedies available to it, at law or in equity, in addition to the remedies contained herein. Notwithstanding the foregoing, Seller shall not be liable hereunder for any loss, claim, damage or expense to the extent it results solely from Purchaser's modification of any Intellectual Property after the Closing Date. Notwithstanding this Section 2.13(d) or Article IX, the indemnification provided herein and therein shall not apply to any infringement or other claims of third parties with respect to the Patent, of which Seller did not have knowledge as of the Closing Date.

         SECTION 2.14          ENVIRONMENTAL MATTERS

         Seller does not currently nor has it in the past produced, used, handled or disposed of, any "Hazardous Substances," "Pollutants" or "Contaminants" as such terms are



ASSET PURCHASE AGREEMENT                                             PAGE 13
defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (collectively, "HAZARDOUS SUBSTANCES"), other than in compliance with applicable laws and regulations, nor have any Hazardous Substances been released, emitted, dumped, buried or otherwise disposed of or stored, whether in underground or above-ground storage tanks or otherwise, by Seller, other than in compliance with applicable laws and regulations. Seller has received no notice from any governmental agency advising Seller and has no reason to believe that it is potentially responsible for (a) response costs with respect to a release or threatened release of Hazardous Substances or (b) any violation of any environmental law or regulation. Seller further has received no notice of and has no reason to believe that it is the target of an environmental investigation, or an administrative, civil or criminal action. No environmental approvals, permits, licenses, clearances or consents are necessary in connection with the use of the Purchased Assets.

         SECTION 2.15          INVENTORY

         All inventory items reflected on Schedule F hereto are of a quality and quantity usable and salable in the ordinary course of business. Such inventory constitutes less than fifty percent of Seller's inventory and consists of equipment, materials and components used or sold in connection with such business.

         SECTION 2.16          INVESTMENT REPRESENTATIONS

         In connection with the acquisition of the shares included in the Closing Stock Consideration (the "SHARES"):

         (a) ABILITY TO BEAR RISK. Seller is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Seller's investment in the Shares.

         (b) DISCLOSURE DOCUMENTS. Seller acknowledges that it has received a copy of Purchaser Parent's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "1997 FORM 10-K"), Purchaser Parent's Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, September 30 and December 31, 1996 (the "1996 FORM 10-QS"), and Purchaser Parent's Notice of 1996 Annual Meeting and Proxy Statement for its 1996 Annual Meeting of Stockholders (the "1996 PROXY STATEMENT"), in each case, as filed with the Securities and Exchange Commission ("SEC") (collectively, the "DISCLOSURE DOCUMENTS"), and has had the opportunity to review, to Seller's satisfaction, the Disclosure Documents.




ASSET PURCHASE AGREEMENT                                             PAGE 14

         (c) PROFESSIONAL ADVICE. Seller has obtained, to the extent that it deems necessary, its own professional advice with respect to the risks inherent in acquiring the Shares, the condition of Purchaser Parent and the suitability of Seller's investment in the Shares in light of Seller's financial condition and investment needs.

         (d) ACCREDITED INVESTOR. Seller is an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "ACT").

         (e) ACCESS TO INFORMATION. Seller has been given access to full and complete information regarding Purchaser Parent, including, in particular, the current financial condition of Purchaser Parent and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about Purchaser Parent and verifying the information contained in the Disclosure Documents. Seller has met with or been given reasonable opportunity to meet with representatives of Purchaser and Purchaser Parent to ask questions of, and receive answers from, such representatives concerning the terms and conditions of this Agreement and to obtain any additional information, to the extent reasonably available, necessary to verify the information provided by Purchaser Parent in the Disclosure Documents, or otherwise.

         (f) ACQUISITION ENTIRELY FOR OWN ACCOUNT. The Shares are being acquired by Seller for investment for its account, not as a nominee or agent, and not with a view to the distribution of any part thereof; Seller does not have any present intention of selling, granting any participation in or otherwise distributing any of the Shares in a manner contrary to the Act or any applicable state securities or Blue Sky law, nor does Seller have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person with respect to any of the Shares.

         (g) DUE DILIGENCE. Seller has been solely responsible for its own due diligence investigation of Purchaser Parent and its business, and Seller's analysis of the merits and risks of the Shares, and is not relying on anyone else's analysis or investigation of Purchaser Parent, its business or the merits and risks of the Shares other than professionals employed specifically by Seller to assist it.

         (h) RESTRICTED SECURITIES. Seller realizes that the Shares have not been and will not be registered under the Act at the Closing, and that they are characterized under the Act as "restricted securities" and, therefore, cannot be sold or transferred unless subsequently registered under the Act or an exemption from such registration is available. In this connection, Seller represents that it is familiar with Rule 144 of the SEC issued



ASSET PURCHASE AGREEMENT                                             PAGE 15
under the Act ("RULE 144") as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         (i) EXEMPTION RELIANCE. Seller has been advised that the Shares have not been and will not be registered at the Closing under the Act or any applicable state securities laws, but are being issued under this Agreement pursuant to exemptions from such laws, and that Purchaser Parent's reliance upon such exemptions is predicated in part upon the representations of Seller contained herein.

         (j) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the Shares unless and until:

             (i) There is in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

             (ii) Seller (A) shall have notified Purchaser Parent of the proposed disposition and shall have furnished Purchaser Parent with a statement in reasonable detail of the circumstances surrounding the proposed disposition and (B) if requested by Purchaser Parent, shall have furnished Purchaser Parent with an opinion of counsel, reasonably satisfactory to Purchaser Parent, that such disposition will not require registration under the Act; or

             (iii) Purchaser Parent shall be satisfied that such proposed disposition complies in all respects with Rule 144 or any successor rule providing a safe harbor for such disposition without registration.

         (k) LEGEND. It is understood that the certificates evidencing the Shares may bear the following legend:

             THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SUCH SECURITIES, (II) THIS COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES



ASSET PURCHASE AGREEMENT                                             PAGE 16

                  REASONABLY SATISFACTORY TO THIS COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (III) THIS COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

         (l) RESIDENCY. For purposes of the application of state securities laws, Seller is domiciled in the State of Maryland.

         SECTION 2.17          INSURANCE

         Except as set forth in Schedule G hereto, there is no claim by Seller pending under any insurance policy covering any Purchased Asset as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

         SECTION 2.18          TAXES

         (a) Seller has filed all Tax Returns (as defined below) that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (as defined below) owed by Seller (whether or not shown on any Tax Return) have been paid. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (c) No director or officer (or employee responsible for Tax matters) of Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of Seller has knowledge based upon personal contact with any agent of such authority. Seller has furnished or made available to Purchaser complete and current copies of all Tax Returns filed for taxable periods ended on or after December 31, 1990.

         (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.



ASSET PURCHASE AGREEMENT                                             PAGE 17

         (e) The unpaid Taxes of Seller (A) did not, as of April 30, 1997, exceed the reserve for Tax liability set forth on the face of the April 30, 1997 balance sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller in filing its Tax Returns.

         (f) Seller is not a party to any Tax allocation or sharing agreement. Seller (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) and (B) has no liability for the Taxes of any person (other than any of Seller and its subsidiaries) under Section 1.1502-6 of the United States Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (g) Seller is an "S corporation" within the meaning of Section 1361(a) of the Code for federal and state income tax purposes since its incorporation, and has never had any subsidiaries.

         (h) For purposes of this Agreement, "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         (i) For purposes of this Agreement, "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         SECTION 2.19          FINANCIAL STATEMENTS

         Seller has delivered to Purchaser an audited balance sheet and statements of income, shareholders' equity and cash flows of Seller as of and for each of the fiscal years ended December 31, 1995 and December 31, 1996. Seller has also delivered to Purchaser a review of the statements of income, shareholders' equity and cash flows of Seller as of and for the four months ended April 30, 1997 (the "SELLER APRIL BALANCE SHEET"). All the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied from year to year and are herein referred to as the "FINANCIAL STATEMENTS." The Financial Statements have been prepared on a basis consistent with prior accounting periods and present fairly the financial position, results of operations and changes in financial position of Seller as of the dates


ASSET PURCHASE AGREEMENT                                             PAGE 18
and for the periods indicated. Seller has no liability or obligation of any nature (absolute, contingent or otherwise) that is not fully reflected or reserved against in the Seller April Balance Sheet, except for liability reserved against or obligations incurred since the date of the Seller April Balance Sheet in the ordinary course of business and consistent with past practice.

         SECTION 2.20          EMPLOYEE BENEFIT PLANS

         (a) With respect to any employee benefit plan ("EMPLOYEE BENEFIT PLAN") within the meaning of Section 3(3)g of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"): (i) Seller is, and at all times has been, in compliance with, and such Employee Benefit Plan is, and at all times has been, maintained, administered and operated in compliance with, the terms of such Employee Benefit Plan and all applicable laws, rules and regulations, including, but not limited to, ERISA and the Code; (ii) all Tax Returns, information returns, reports and information relating to such Employee Benefit Plan required to be filed with any governmental entity or agency have been accurately, timely and properly filed; (iii) all notices, statements, reports and other disclosure required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately, timely and properly disclosed or provided; (iv) neither Seller nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to such Employee Benefit Plan; and (v) no event has occurred or is threatened or about to occur that would constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is and, at all times since inception, has been so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each Employee Benefit Plan that constitutes a "group health plan" within the meaning of Section 4980B(g)(2) of the Code or Section 607(1) of ERISA has been administered and operated at all times in compliance with the requirements of Section 4980B(f) of the Code and Title I, Subtitle B, Part 6 of ERISA.

         (b) All contributions and other payments required to have been made by Seller (including any pretax or post-tax contributions or payments by employees or their dependents) to any Employee Benefit Plan (or to any person pursuant to the terms thereof) have been so made and the amount of any such payment or contribution obligation that has accrued, but is not yet due, as of the date hereof, has been properly reflected in the Seller April Balance Sheet.




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

         (c) There are no actions, suits or claims (other than routine claims for benefits) pending and, to Seller's knowledge, there are no actions, suits or claims threatened with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan, nor, to the knowledge of Seller, is there a reasonable basis for any such action, suit or claim. None of the Employee Benefit Plans is currently under investigation, audit or review, directly or indirectly, by the IRS, the Department of Labor (the "DOL") or any other governmental entity or agency, and, to the knowledge of Seller, no such action is contemplated or under consideration by the IRS, DOL or any other governmental entity or agency.

         (d) Seller does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), any multi-employer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, or any plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

         (e) Seller is not, and has never been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of
Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or (iv) any other group of persons, organizations and/or entities that is treated as a single employer under Section 414(o) of the Code.

         (f) The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from Seller to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (ii) benefit under any Employee Benefit Plan being established or becoming accelerated, vested or payable, or (iii) payment or series of payments by Seller, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

         SECTION 2.21          EMPLOYMENT RELATIONS

         There are no outstanding charges pending against Seller under any Federal, State or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours respecting employees of Seller.



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

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         SECTION 3.1           EXISTENCE

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to engage in and perform the transactions contemplated hereby and by the Related Agreements.

         SECTION 3.2           AUTHORIZATION; CONFLICTS

         The execution, delivery and performance of this Agreement, and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and, when executed and delivered by Purchaser in accordance with the provisions hereof, the Related Agreements, constitutes or will constitute legal, valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except as such enforcement may be limited by general principles of equity or by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and each document and instrument of Purchaser contemplated hereby or thereby, when executed and delivered by Purchaser in accordance with the provisions hereof, shall be legal, valid and binding upon Purchaser and enforceable in accordance with its terms, subject to the exception set forth above. The execution and delivery of this Agreement, the Related Agreements and such documents and instruments do not, and the consummation of the transactions contemplated hereby or thereby will not, violate, contravene or constitute any default under, conflict with or result in the breach of or in the creation of any Lien upon any property of Purchaser under (i) any provision of Purchaser's Certificate of Incorporation or By-Laws, (ii) any judgment, order, award, injunction, decree, ruling or, to the best knowledge of Purchaser, regulation of any court, arbitrator or governmental or regulatory authority binding upon Purchaser or any of its properties or (iii) at the Closing Date, any mortgage, credit facility, lease or other material agreement, contract or instrument to which Purchaser is a party or that is binding upon Purchaser or any of its properties.

         SECTION 3.3           CAPITALIZATION

         Purchaser Parent's authorized capital as of March 31, 1997 consisted of:




ASSET PURCHASE AGREEMENT                                             PAGE 21

         (a) PREFERRED STOCK. 1,000,000 shares of preferred stock, having a par value of $.01 per share, of which (i) 500,000 shares have been designated Series A Preferred Stock and 17,500 of such shares were issued and outstanding; (ii) 120,117 shares have been designated Series B Senior Preferred Stock and 11,917 of such shares were issued and outstanding; and (iii) 80,079 shares have been designated Series C Senior Preferred Stock and 7,945 of such shares were issued and outstanding; and

         (b) COMMON STOCK. 60,000,000 shares of common stock, having a par value of $.01 per share, of which 49,000,000 shares have been designated Common Stock and 19,937,115 of such shares were issued and outstanding, and 95,191 of such shares were held in Purchaser Parent's treasury. All issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. As of such date there were options and warrants outstanding to purchase not more than 1,322,000 shares of Common Stock.

         SECTION 3.4           AUTHORIZATION FOR COMMON STOCK

         Prior to the Closing, Purchaser Parent shall have taken all necessary action to permit it to issue the Shares, which Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Purchaser Parent will have any preemptive right in respect thereof.

         SECTION 3.5           BROKER'S OR FINDER'S FEES

         No agent, broker, person or firm acting on behalf of Purchaser is, or will be, entitled to any commission or broker's or finder's fees from either party hereto, or from any person controlling, controlled by or under common control with either party hereto, in connection with any of the transactions contemplated herein.

         SECTION 3.6           LITIGATION

         There are no pending, or to the knowledge of Purchaser, threatened, claims, actions, proceedings, investigations, examinations or suits against Purchaser that, if determined adversely to Purchaser, would adversely affect Purchaser's ability to perform its obligations under this Agreement or any Related Agreement or that would enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         SECTION 3.7           ACCURACY OF REPRESENTATIONS AND WARRANTIES

         None of the representations, warranties or statements of Purchaser herein or in any Related Agreement contain any untrue statement of a material fact or omit or misstate a




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

material fact necessary in order to make the statements contained herein or therein not misleading.

         SECTION 3.8           REPORTS AND FINANCIAL STATEMENTS

         Purchaser has previously delivered to Seller true and complete copies of the 1997 Form 10-K, the 1996 Form 10-Qs, and the 1996 Proxy Statement. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements contained therein were prepared in accordance with generally accepted accounting principles consistently applied, and reflect all adjustments which, in Purchaser Parent's opinion, are necessary for the fair presentation of the results of operations and financial condition for such periods. The financial results for the interim periods are not necessarily indicative of the results for the entire year.

         SECTION 3.9           DISCLOSURE

         To the knowledge of Purchaser, there is no fact relating to Purchaser or Purchaser Parent that materially and adversely affects Purchaser's ability to carry out its obligations under this Agreement, including without limitation, material facts relating to any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles) that has not been disclosed in this Agreement, the Disclosure Documents, the Related Agreements or in the certificates or other documents furnished pursuant hereto or thereto except for facts that have otherwise been disclosed in writing to Seller and for matters pertaining to the general economic environment.

         SECTION 3.10          INTELLECTUAL PROPERTY

         Purchaser acknowledges that Seller has made no representations or warranties as to whether or not following the Closing Date there will be patent infringement or other claims against Purchaser by third parties with respect to Patent Application No. SN 08/365,605 or any subsequently issued patent or patents with respect to such patent application (together, the "PATENT"). Purchaser further acknowledges that Seller's obligation to indemnify Purchaser under this Agreement for any such infringement or other claims only extends to such infringement claims that were to Seller's knowledge prior to the Closing Date.



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

                                   ARTICLE IV

                           CONDUCT OF BUSINESS; REVIEW

         SECTION 4.1           CONDUCT OF BUSINESS OF SELLER

         During the period from the Effective Date to the Closing Date, Seller covenants and agrees, to the extent related to the Purchased Assets, to (a) continue to operate its business in a reasonable and prudent manner as the same is currently being conducted, (b) use commercially reasonable efforts to preserve its existing operations, business organization and relations with its customers and suppliers, (c) refrain from entering into any contract or commitment except in the ordinary course of business and except for agreements resulting in the settlement and release of existing debts and claims, (d) not assign, sell, lease or otherwise transfer or dispose of any of the Purchased Assets other than in the ordinary course of business, except with Purchaser's prior written consent, (e) maintain the Purchased Assets in their present condition, reasonable wear and tear excepted, and (f) maintain insurance on the Purchased Assets in comparable amounts and scope to that in effect on the Effective Date.

         SECTION 4.2           REVIEW OF SELLER

         Purchaser may, prior to the Closing Date, through its designated representatives, review the properties, books and records of Seller, as they relate to the Purchased Assets; such review shall not, however, affect the representations, warranties or indemnifications made by Seller in this Agreement or in any Related Agreement. Purchaser's rights pursuant to this Section 4.2 are subject to the condition that Purchaser shall conduct its investigation in a manner that will not unreasonably interfere with the operations of Seller. In the event of termination of this Agreement, Purchaser shall keep confidential any material information obtained from Seller concerning the properties, operations and business of Seller in accordance with Section 11.4.

         SECTION 4.3           PRORATION

         Except as otherwise specifically provided in this Agreement, it is the intention of the parties hereto that Seller shall operate for its own account the Purchased Assets until the close of business on the day prior to the Closing Date and that Purchaser shall operate for its own account the Purchased Assets from and after the Closing Date. Thus, with respect to any leases of real property or equipment or to any service agreements relating to Seller and assumed by Purchaser hereunder and to telephone, propane, natural gas, electricity, water, sewage and other utilities relating to the real property leased by Seller that is leased to Purchaser pursuant to the transactions contemplated hereby, Seller shall




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

pay for any amounts applicable to the period up to but excluding the Closing Date and Purchaser shall pay for any amounts applicable to any period from and after the Closing Date. With regard to state and local personal property and other taxes payable with respect to the Purchased Assets, Seller shall pay such taxes that apply to the period up to but excluding the Closing Date while Purchaser shall pay such taxes which apply to items payable by Purchaser in accordance with Section 8.2, and the period from and after the Closing Date.

         SECTION 4.4           EMPLOYEES

         (a) Purchaser, as a successor employer, has offered or will offer employment, effective on the Closing Date, to substantially all of the employees of Seller. Such offers of employment included or will include compensation rates which were no less than the compensation rates, by individual, provided by Seller as of April 30, 1997 and benefit plans that were at least equal to those described in Schedule H hereto. Those employees of Seller who accept such offers of employment with Purchaser pursuant to this Agreement shall hereinafter be referred to as "TRANSFERRED EMPLOYEES".

         (b) Except as expressly provided in Section 4.4(c), Purchaser assumes no liability or obligation with respect to any Seller benefit plan (including, without limitation, Seller's layoff or severance pay plan) as any such plan may apply to any employee or former employee of Seller. Purchaser further agrees that Transferred Employees' service with Seller shall be counted as service with Purchaser for the purposes of determining such Transferred Employees' eligibility for and entitlement to succeeding benefits under all benefit plans provided by Purchaser to Transferred Employees, including, without limitation, participation and vesting under Purchaser Parent's 401(k) plan.

         (c) As of the Closing Date, Purchaser shall adopt vacation and holiday plans for Transferred Employees to succeed Seller's vacation and holiday plans. Such vacation and holiday plans shall be at Purchaser's expense. For the remainder of the calendar year in which the Closing takes place, such plans shall be equal to and in place of what Seller would have provided to the Transferred Employees. Prior to the Closing Date, Seller will have provided Purchaser with a list of the Transferred Employees and their vacations for the remainder of the calendar year.

         (d) Seller covenants and agrees that (i) upon being furnished a list of Seller's employees to whom Purchaser has made offers of employment pursuant to
Section 4.1(a), Seller shall use its commercially reasonable best efforts to encourage such employees to accept such offers and (ii) for a period of 18 months from and after the Closing Date,



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


neither Seller nor any affiliate of Seller will solicit or recruit for employment from Purchaser any Transferred Employee.

                                    ARTICLE V

                 CONDITIONS TO PURCHASER'S OBLIGATIONS TO CLOSE

         Consistent with Purchaser's rights under Section 10.2(b), the purchase of the Purchased Assets by Purchaser on the Closing Date is conditioned upon receipt by Purchaser of the legal opinions, consents and other documents listed below.

         SECTION 5.1           OPINION OF SELLER'S COUNSEL

         Seller shall have furnished Purchaser with a favorable opinion, dated the Closing Date, of Paley, Rothman, Goldstein, Rosenberg & Cooper, Chartered, its corporate counsel, substantially in the form set forth in Exhibit 6 hereto.

         SECTION 5.2           GOOD STANDING; CORPORATE MATTERS

         Seller shall have delivered to Purchaser (a) copies of Seller's Amended and Restated Articles of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Maryland, (b) a certificate from the Secretary of State of the State of Maryland to the effect that Seller is in good standing in such state and listing all charter documents on file, (c) certificates from any jurisdiction in which Seller is qualified to transact business as to Seller's qualification to transact business therein, (d) a certificate of the Secretary or an Assistant Secretary of Seller certifying (i) attached By-Laws of Seller, (ii) appropriate corporate authorizations relating to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby and (iii) incumbency and specimen signatures of those officers of Seller executing this Agreement, the Related Agreements or any document contemplated hereby or thereby, and (e) copies of Termination Statements on Form UCC-3 related to the Purchased Assets.

         SECTION 5.3           TRUTH OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Seller contained in this Agreement, the Related Agreements or in any schedule, certificate or document delivered pursuant hereto or thereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, subject to such changes permitted hereunder that may have occurred between the Effective Date and the Closing Date, none of which shall be materially



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


adverse and Seller shall have delivered to Purchaser on the Closing Date an officer's certificate, dated the Closing Date, to such effect.

         SECTION 5.4           NO INJUNCTION

         No action or proceeding shall have been instituted, nor shall any action be threatened, before any court or other governmental body or public authority, nor shall any order, judgment or decree have been issued or be proposed to be issued by any such body or authority to restrain, prohibit, prevent or delay the completion and consummation of any of the transactions contemplated hereby or by any Related Agreement, or challenge the validity of any such transactions, and Seller shall have delivered to Purchaser an officer's certificate, dated the Closing Date, to such effect.

         SECTION 5.5           BILL OF SALE; RELATED AGREEMENTS

         Seller shall have duly authorized, executed and delivered to Purchaser a Bill of Sale and Assignment to be dated the Closing Date substantially in the form of Exhibit 2 hereto (the "BILL OF SALE"), an Assignment of Patent Application to be dated the Closing Date substantially in the form of Exhibit 9 hereto (the "ASSIGNMENT OF PATENT APPLICATION"), an Assignment of Trademark to be dated the Closing Date substantially in the form of Exhibit 10 hereto (the "ASSIGNMENT OF TRADEMARK"), the Assumption of Liabilities Agreement, an Escrow Agreement to be dated the Closing Date among Purchaser Parent, Purchaser, Seller and First Security Bank, National Association, as escrow agent thereunder ("ESCROW AGENT") substantially in the form of Exhibit 1 hereto (the "ESCROW AGREEMENT"), and the Disbursing Agency Agreement to be dated the Closing Date among Purchaser, Seller and First Security Bank, National Association, as disbursing agent thereunder ("DISBURSING AGENT") substantially in the form of
Exhibit 8 hereto (the "DISBURSING AGENCY AGREEMENT"; together with the Bill of Sale, the Assignment of Patent Application, the Assignment of Trademark, the Assumption of Liabilities Agreement and the Escrow Agreement, the "RELATED AGREEMENTS").

         SECTION 5.6           EMPLOYEE ISSUES

         (a) Purchaser and Purchaser Parent shall have entered into an Employment Agreement with Stockholder substantially in the form of Exhibit 4 hereto (the "EMPLOYMENT AGREEMENT").

         (b) Seller shall have provided Purchaser information, including job descriptions, salaries and benefits (including accrued vacations) with respect to each of Seller's employees and shall have afforded Purchaser reasonable opportunities to



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

interview such employees and offer the employees referred to in Section 4.4(a) employment by Purchaser.

         SECTION 5.7           ASSIGNMENTS; CONSENTS AND APPROVALS

         Seller shall have, except as otherwise noted on each such Schedule, (a) effectively assigned to Purchaser the contracts noted on Part I of Schedule B hereto and the licenses noted on Part III of Schedule C hereto, (b) obtained the consents noted on Schedule D hereto related to such contracts and/or licenses and (c) obtained all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 5.8           TERMINATION AND RELEASE OF BANK

         Seller and Creditanstalt-Bankverein (the "BANK") shall have entered into a mutual release in form and substance reasonably satisfactory to Purchaser with respect to the transactions contemplated by the Loan and Security Agreement dated as of June 22, 1994 (the "LOAN AGREEMENT") by and between Seller and the Bank, and Purchaser shall be satisfied that the Bank has effectively released Seller and any related liens upon Seller's assets from any claims of the Bank, including, without limitation, by having provided to Purchaser Termination Statements on Form UCC-3 for filing in appropriate jurisdictions and copies of canceled Revolving Notes and Term Notes (as defined in the Loan Agreement) as well as evidence of the termination of the Stock Pledge Agreement (as defined in the Loan Agreement), the Conditional Assignment and Patent Security Agreement (as referred to in the Loan Agreement), the Conditional Assignment and Trademark Security Agreement (as referred to in the Loan Agreement), and the Source Code Escrow Agreement (as referred to in the Loan Agreement); and the Source Code (as defined in the Loan Agreement), as released from escrow, shall be provided to Purchaser at Closing.

         SECTION 5.9           LEASE

         Purchaser and Seller shall have entered into a sublease agreement or other arrangement upon terms acceptable to Purchaser (which may be the terms of the existing lease) by which Purchaser shall acquire Seller's leasehold rights to the premises occupied by Seller at 1151 Seven Locks Road, Building A, Potomac, Maryland (the "LEASE"), and Purchaser shall be satisfied that all necessary consents related to the Lease shall have been obtained by Seller and provided to Purchaser.




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

         SECTION 5.10          PERFORMANCE OF OBLIGATIONS

         Each of the obligations of Seller to be performed on or before the Closing Date pursuant to the terms hereof and each Related Agreement shall have been duly performed, and Seller shall have delivered to Purchaser an officer's certificate, dated the Closing Date, to such effect.

         SECTION 5.11          MARKETING INFORMATION

         Seller shall have provided Purchaser with copies of (a) any generally applicable sales, marketing or promotional literature currently used in the marketing of Software Products, (b) any marketing surveys prepared for Seller relating to Software Products and (c) outstanding proposals for the distribution of Software Products.

         SECTION 5.12          [INTENTIONALLY OMITTED]

         SECTION 5.13          TRANSFER OF INTELLECTUAL PROPERTY

         Except as otherwise noted on Schedule C and Exhibit 12 hereto, Seller will deliver at Closing an assignment, or other memorialization of transfer or sale for each of the Intellectual Property and Intellectual Property Licenses in a form reasonably satisfactory to Purchaser. Seller further agrees to deliver to Purchaser at Closing an absolute discharge of all Seller's right in any Intellectual Property owned by Seller and registered with the Registrar of Copyrights or the Patent and Trademark Office or their non-United States counterparts, as well as an absolute assignment of such right sufficient to irrevocably transfer the registration of same to Purchaser in the United States and in any other country.

         SECTION 5.14          ADDITIONAL INFORMATION

         Seller shall have provided Purchaser with (a) true and complete copies of each agreement referred to in Section 7.7(b), (b) a true and complete list, signed and sworn to or affirmed by Seller or Seller's duly authorized agent, containing the names and business addresses of all known creditors of Seller, with the amounts Seller will owe to each such creditor immediately prior to the Closing, together with the names of all persons known to Seller to assert claims against Seller even though such claims are disputed (the "CREDITORS' LIST") and
(c) certificates of insurance for Seller's existing casualty and liability insurance policies, naming Purchaser as loss payee thereon as the parties' interests may appear, and containing endorsements providing that such insurance shall not be cancelable except upon 30 days' prior written notice to Purchaser.



ASSET PURCHASE AGREEMENT                                             PAGE 29

         SECTION 5.15          CONSENTS

         Except as set forth on Schedule D hereto, no notice to or filing with, and no authorization, consent or approval of, any person is necessary to the consummation of the transactions contemplated hereby or to the conduct of the business of Seller to be conducted after the Closing, including, without limitation, consents from parties to loans, contracts, leases, licenses, notes or other agreements and consents from governmental agencies, whether federal, state or local. Except as otherwise noted on Schedule D hereto, copies of each of the consents included in such Schedule have been heretofore delivered by the Seller to Purchaser and such copies are (or to the extent not then delivered, will be) true and complete and include all amendments, supplements and modifications thereto.

         SECTION 5.16          PHYSICAL PROPERTIES

         There shall have occurred no material damage to or destruction or loss of (whether or not covered by insurance) any of Seller's facilities, equipment or other assets.

                                   ARTICLE VI

                   CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE

         Consistent with Seller's rights under Section 10.2(b), the sale of the Purchased Assets by Seller on the Closing Date is conditioned upon receipt by Seller of the legal opinions and other documents listed below.

         SECTION 6.1           OPINION OF PURCHASER'S COUNSEL

         Purchaser shall have furnished Seller with an opinion, dated the Closing Date, of Perkins Coie, corporate counsel of Purchaser and Purchaser Parent, substantially in the form of Exhibit 7 hereto.

         SECTION 6.2           GOOD STANDING; CORPORATE MATTERS

         Purchaser shall have delivered or caused to be delivered to Seller (a) copies of Purchaser's Certificate of Incorporation and Purchaser Parent's Restated Certificate of Incorporation, including all amendments thereto, certified, in each case, by the Secretary of State of the State of Delaware, (b) certificates from the Secretary of State of the State of Delaware to the effect that Purchaser and Purchaser Parent are in good standing in such State and listing all charter documents of Purchaser and Purchaser Parent on file and (c) a certificate of the Secretary or an Assistant Secretary of each of Purchaser and



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

Purchaser Parent, as the case may be, certifying (i) attached By-Laws, (ii) appropriate corporate authorizations relating to (A) with respect to Purchaser, this Agreement, each of the Related Agreements to which it is a party and the transactions contemplated hereby and thereby and (B) with respect to Purchaser Parent, the issuance of the Closing Stock Consideration and the Letter of Confirmation, and (iii) incumbency and specimen signatures of those officers executing the documents described above or any document to which Purchaser or Purchaser Parent, as the case may be, is a party contemplated hereby or thereby.

         SECTION 6.3           TRUTH OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Purchaser contained in this Agreement, of Purchaser Parent contained in the Letter of Confirmation and Representation of Purchaser Parent dated the date of this Agreement (the "LETTER OF CONFIRMATION") to Seller, in form and substance reasonably satisfactory to Seller, and of Purchaser contained in any Related Agreement to which it is a party or in any certificate or document delivered pursuant hereto or thereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Purchaser shall have delivered to Seller on the Closing Date an officer's certificate, dated the Closing Date, to such effect.

         SECTION 6.4           NO INJUNCTION

         No action or proceeding shall have been instituted, nor shall any action be threatened, before any court or other governmental body or public authority, nor shall any order, judgment or decree have been issued or be proposed to be issued by any such body or authority to restrain, prohibit, prevent or delay the completion and consummation of any of the transactions contemplated hereby or by any Related Agreement, or challenge the validity of any such transactions, and Purchaser shall have delivered to Seller an officer's certificate, dated the Closing Date, to such effect.

         SECTION 6.5           ASSUMPTION OF LIABILITIES; RELATED AGREEMENTS

         Purchaser shall have duly authorized, executed and delivered to Seller an Assumption of Liabilities Agreement to be dated the Closing Date substantially in the form of Exhibit 3 hereto (the "ASSUMPTION OF LIABILITIES AGREEMENT") and each other Related Agreement to which it is a party.

         SECTION 6.6           ELECTION TO BOARDS OF DIRECTORS

         Stockholder shall have been elected a director of Purchaser and Purchaser Parent.



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

         SECTION 6.7           PERFORMANCE OF OBLIGATIONS

         Each and all of the obligations of Purchaser to be performed on or before the Closing Date pursuant to the terms hereof and of each Related Agreement to which it is a party shall have been duly performed, and Purchaser shall have delivered to Seller an officer's certificate, dated the Closing Date, to such effect.

         SECTION 6.8           LETTER OF CONFIRMATION

         Purchaser Parent shall have duly authorized, executed and delivered the Letter of Confirmation to Seller.

                                   ARTICLE VII

                               COVENANTS OF SELLER

         Seller covenants and agrees with Purchaser as follows:

         SECTION 7.1       [INTENTIONALLY OMITTED]

         SECTION 7.2           CONSENTS

         Seller shall to the extent not delivered at Closing, obtain all consents from third parties necessary to assign to Purchaser, to the extent assignable, (i) any Assigned Contract, (ii) licenses for Intellectual Property listed in Part II of Schedule C, and (iii) all government and regulatory licenses, permits and approvals referred to on Schedule E hereto.

         SECTION 7.3           COMMUNICATIONS

         Seller shall promptly deliver to Purchaser the original of any mail or other communication received by it after the Closing Date pertaining to the Purchased Assets or the liabilities assumed by Purchaser hereunder, and any moneys, checks or other instruments of payment to which Purchaser is entitled under the terms of this Agreement.

         SECTION 7.4           INCONSISTENT ACTIVITIES

         Unless and until this Agreement has been terminated by its terms, Seller will not (a) solicit, directly or indirectly, or cause any other person to solicit any offer to acquire any Purchased Asset (except inventory in the ordinary course of business) or (b) enter into any negotiations for, or enter into any agreement or understanding which provides




ASSET PURCHASE AGREEMENT                                             PAGE 32
for, the acquisition of any Purchased Asset to a person other than in connection with the transactions contemplated herein.

         SECTION 7.5           CONSULTANTS; EMPLOYEES; CONTRACTORS

         Seller shall, at Purchaser's request, execute waivers, in form and substance reasonably satisfactory to Seller, of any rights Seller may have under existing confidentiality, consulting or other agreements to restrict any consultants, former employees and contractors from providing services to Purchaser or restricting information any such consultant, former employee or contractor can provide to Purchaser, in either case specifically relating to Software Products.

         SECTION 7.6           BOOKS AND RECORDS

         Until the third anniversary of the Closing Date, Seller, upon reasonable notice from Purchaser, and to the extent reasonably possible, shall make available to Purchaser such records that Seller may have retained (other than those that Seller could reasonably assert are covered by attorney-client privilege) relating to the Purchased Assets as may be reasonably requested by Purchaser in connection with (a) Purchaser's defense of any claim, proceeding or lawsuit arising out of the operation of Purchaser's document imaging processing business on and after the Closing Date or (b) Purchaser's need to review historical employment and accounts payable records.

         SECTION 7.7           NON-USE

         (a) Seller, on and after the Closing Date, shall not to make, retain or use any copies of items identified on Schedule C hereto except as may be covered by separate licenses from Purchaser. Purchaser acknowledges that one copy of each of the most current version of PowerScan and all the most current versions of StageWorks Office are deemed licensed to Seller effective from and after the Closing Date, under the terms of the shrinkwrap license applicable to each such product.

         (b) Seller hereby assigns to Purchaser all of its trade secret and other rights to confidential treatment of information relating to the Purchased Assets and/or the Software Products, whether contained in confidentiality, consulting or other agreements.

         (c) Seller, from and after the Closing Date, shall keep any information or materials relating to the Purchased Assets as confidential and not to disclose such information or materials to anyone other than persons employed or retained by Purchaser or Purchaser Parent except (i) to the extent any such information or materials is or becomes publicly available without a breach of the provisions of this Agreement or (ii) in





ASSET PURCHASE AGREEMENT                                             PAGE 33
response to directives of governmental or judicial authority in the United States; provided, that with respect to any disclosure contemplated by clause
(ii) above, only if immediate notification is given to Purchaser to permit it to seek a protective order before such disclosure, to require that the information be restricted as to further use or disclosure by the requesting authority, or, if it is impossible to so notify Purchaser, then only after Seller have made a reasonable effort to seek such a protective order.

         SECTION 7.8           PAYOFF OF CREDITORS

         (a) Seller shall (i) diligently seek resolution of outstanding claims of creditors of Seller identified on the Creditors' List in accordance with the provisions of the Disbursing Agency Agreement and enter into an Agreement of Accord and Satisfaction and General Release substantially in the form of Exhibit 5 hereto (the "TERMINATION AND RELEASE AGREEMENT") with those creditors with which it is required to do so pursuant to Section 2.2(a) of the Disbursing Agency Agreement, or with respect to creditors holding promissory notes of Seller, obtain the return of the original of any such notes marked "cancelled",
(ii) use its best efforts to realize upon receivables and other Excluded Assets and (iii) apply all amounts so realized directly to pay such amounts owed to creditors and provide notice to Disbursing Agent and Purchaser of each such payment in reasonable detail.

         (b) Seller shall, in any negotiations with a creditor of Seller that results in such creditor receiving less than the full amount due such creditor, neither make any untrue statement of a material fact nor omit to state any material fact necessary to make the statements made by or on behalf of Seller regarding the transactions contemplated by this Agreement or any Related Agreement, in light of the circumstances under which they were made, not misleading.

         SECTION 7.9           NONCOMPETITION

         Seller will not compete with Purchaser in the development, production, sales, marketing, distribution and maintenance of software products used in the document imaging industry, for customers located in states east of the Mississippi River, for a period of two years commencing on the Closing Date.

         SECTION 7.10          ASSIGNMENTS OF INTELLECTUAL PROPERTY

         The parties agree that, to expedite the Closing, Purchaser may not have completed its normal and customary due diligence relating to Intellectual Property that constitutes Purchased Assets prior to the Closing. Accordingly, Seller, from and after the Closing Date, shall cooperate with Purchaser in order to permit Purchaser to complete





ASSET PURCHASE AGREEMENT                                             PAGE 34
satisfactorily any remaining due diligence with respect to such Intellectual Property, including without limitation, matters relating to right, title, infringement, authority to transfer or assign, and registration. In any event, Seller shall have presented to Purchaser, in commercially reasonable form, valid executed assignments of all Intellectual Property not later than [60] days following the Closing.

         SECTION 7.11          NOVATION OF GOVERNMENT CONTRACTS

         Purchaser and Seller shall execute the Novation Agreement attached as
Exhibit 11 hereto (the "NOVATION AGREEMENT"). Purchaser and Seller shall promptly execute any additional novation agreements that may be required to effect the assignment of each government contract that is an Assigned Contract. Seller shall use its best efforts to obtain the cognizant government contracting officer's (or officers') prompt consent to the required novation agreements. For each government contract that is an Assigned Contract, Seller shall be entitled to all receivables due for services performed or goods delivered prior the Closing Date, and Purchaser shall be entitled to all receivables due for services performed or goods delivered on or after the Closing Date. Purchaser shall use its best efforts to collect all receivables due to the Seller and upon receipt shall remit to the Seller all receivables due to the Seller that are collected or received by the Purchaser after the Closing Date. Seller shall use its best efforts to collect all receivables due to the Purchaser and upon receipt shall remit to the Purchaser all receivables due to the Purchaser that are collected or received by the Seller after the Closing Date.

         SECTION 7.12          NON-DISSOLUTION

         Seller shall take no action that would result in the dissolution of Seller, and shall not dissolve, prior to the expiration of two years following the Closing Date.

         SECTION 7.13          REPRESENTATIVE AGREEMENT

         Seller shall promptly after the Closing and in any event within 30 days thereof, cause INTRAFED International Ltd. to enter into a representative agreement (the "REPRESENTATIVE AGREEMENT") with Purchaser in form and substance reasonably satisfactory to Purchaser.

         SECTION 7.14          FINANCIAL STATEMENTS

         Seller shall within seven days after the Closing provide any Financial Statements not heretofore provided.




ASSET PURCHASE AGREEMENT                                             PAGE 35

                                  ARTICLE VIII

                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Seller as follows:

         SECTION 8.1           COMMUNICATIONS

         Purchaser shall promptly deliver to Seller the original of any mail or other communication received by it after the Closing Date that does not pertain to the Purchased Assets or the liabilities assumed by Purchaser hereunder, and any moneys checks or other instruments to which Purchaser is not entitled under the terms of this Agreement.

         SECTION 8.2           TAXES

         Purchaser shall pay all sales tax, use tax, transfer tax, documentary stamp tax or other similar tax, in any case, arising out of the transfer of the Purchased Assets. Seller shall prepare and timely file all Tax Returns, information returns and reports for sales tax, transfer tax, gains tax, documentary stamp tax or other similar Tax required of Seller, which Tax Returns shall be consistent with the allocation set forth in Section 1.10. Seller shall provide Purchaser with copies of any such Returns at least ten days prior to their filing.

         SECTION 8.3           STOCK OPTIONS

         Purchaser agrees to cause Purchaser Parent, pursuant to Purchaser Parent's existing employee benefit plans, to grant options to purchase an aggregate amount not to exceed 300,000 shares of Common Stock to certain of those persons who have accepted Purchaser's offers of employment pursuant to
Section 5.6(b).

         SECTION 8.4           REGISTRATION RIGHTS

         (a) If Purchaser shall receive, at any time after the Closing Date and prior to the date which is two months following receipt of any Additional Consideration pursuant to Section 1.5(b), a written request from Seller that Purchaser Parent file a registration statement under the Act on Form S-3 (a "REGISTRATION STATEMENT") covering at least 400,000 shares of Common Stock owned by Seller, then Purchaser shall cause Purchaser Parent to use its best efforts to (i) cause such registration statement to become effective within 90 days of the receipt of such request, (ii) keep such registration effective for up to 90 days and (iii) register and qualify such Common Stock under such other securities or




ASSET PURCHASE AGREEMENT                                             PAGE 36
blue sky laws of such states or jurisdictions as shall be reasonably requested by Seller; provided, that Purchaser shall not be required to cause Purchaser Parent to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (b) It shall be a condition precedent to the obligations of Purchaser under Section 8.4(a) that Seller shall furnish to Purchaser Parent such information regarding it and the intended method of disposition of such Common Stock as shall be required to effect the registration of such Common Stock, and to execute such documents in connection with such registration as Purchaser Parent may reasonably request.

         (c) All expenses (other than any underwriting discounts or commissions, if any) relating to the registration, filings or qualifications pursuant to this
Section 8.4 shall be borne by Purchaser or Purchaser Parent; provided, that Purchaser or Purchaser Parent shall not be required to pay for separate counsel for Seller, if any, retained by Seller.

         (d) Purchaser shall have no obligations under Section 8.4(a) if Purchaser Parent does not qualify to register Seller's Common Stock on Form S-3, or if Purchaser Parent shall have previously caused a Registration Statement to become effective pursuant to the terms hereof. With respect to Purchaser's obligation under this Section 8.4, Purchaser shall cause Purchaser Parent to use commercially reasonable best efforts, to the extent within Purchaser Parent's control, to comply with the eligibility requirements of Form S-3.

         (e) Notwithstanding Section 8.4(a), (i) if Purchaser Parent shall furnish to Seller a certificate signed by the Chairman of the Board of Directors of Purchaser Parent stating that in the good faith judgment of the Board of Directors of Purchaser Parent, it would be seriously detrimental to Purchaser Parent and its stockholders for such Registration Statement to be filed and it would therefore be essential to defer the filing of such Registration Statement, Purchaser Parent shall have the right to defer taking action with respect to such filing for a period of not more than 60 days and (ii) Purchaser Parent shall have no obligation to file a Registration Statement with respect to any shares of Common Stock that would, during the anticipated period of effectiveness, be salable under Rule 144.

         SECTION 8.5           KOK STOCK

         Purchaser agrees, at the option of Seller upon notice, to cause Purchaser Parent to issue to Frans J. Kok, on behalf of Seller, and as further consideration for the sale by Seller to Purchaser of the Purchased Assets, 200,000 shares of Common Stock (the "KOK STOCK"); provided, that Purchaser shall have first received a release, in form and



ASSET PURCHASE AGREEMENT                                             PAGE 37
substance reasonably satisfactory to Purchaser, of any claims Mr. Kok may otherwise attempt to assert against Purchaser or Purchaser Parent arising from the transaction contemplated hereby. Should Seller and Mr. Kok determine to substitute cash or other consideration to obtain such release, then upon receipt of such release, Purchaser shall cause Purchaser Parent to issue the Kok Stock to Seller, to the extent of such substitution.

                                   ARTICLE IX

                     SURVIVAL OF REPRESENTATIONS; INDEMNITY

         SECTION 9.1           SURVIVAL OF REPRESENTATIONS

         The respective representations, warranties, statements and covenants of Purchaser, Seller contained in this Agreement, the Bill of Sale, the Assumption of Liabilities Agreement, other Related Agreements or in any schedule, certificate or document delivered pursuant hereto or thereto shall survive the purchase and sale of the Purchased Assets contemplated hereby regardless of any investigation made by the parties hereto.

         SECTION 9.2           INDEMNIFICATION

         (a) Subject to Section 9.3, and in addition to the indemnification contained in Section 2.13(d), Seller will indemnify and hold Purchaser harmless from and against any and all losses, claims, damages or expenses (including reasonable attorneys fees) to which Purchaser may become subject to the extent such losses, claims, damages or expenses (i) result from any breach of any representation or warranty of Seller hereunder or under any Related Agreement,
(ii) result from any breach of any covenant or obligation of Seller hereunder or under any Related Agreement, other than a representation or warranty, (iii) arise due to the parties' determination that any bulk transfer laws do not apply to the transactions contemplated hereby, as further contained in Section 11.13,
(iv) which are based upon any liability or obligation of Seller under the Assigned Contracts or the licenses for Intellectual Property listed in Part II of Schedule C hereto existing on or before the day prior to the Closing Date, (except for liabilities or obligations specifically assumed by Purchaser hereunder) and (v) result from errors or omissions contained in written information provided by Seller pursuant to Section 8.4(b). Claims under items
(iii), (iv) or (v) of the foregoing indemnity may only be asserted by Purchaser as a result of and with respect to claims, suits, proceedings, demands or other actions by third parties.

         (b) Subject to Section 9.3, Purchaser will indemnify and hold Seller harmless from and against any and all losses, claims, damages or expenses (including its reasonable attorneys fees) to which Seller may become subject to the extent such losses,




ASSET PURCHASE AGREEMENT                                             PAGE 38
claims, damages or expenses (i) result from any breach of any representation or warranty of Purchaser hereunder or under any Related Agreement, (ii) result from any breach of any covenant or obligation of Purchaser hereunder or under any Related Agreement, other than a representation or warranty, (iii) arise on or after the Closing Date and relate to any Purchased Asset (except as provided in Section 2.13(d) and except for any other liabilities or obligations specifically assumed by Seller hereunder) or are based upon any liability or obligation assumed by Purchaser hereunder. Claims under item (iii) of the foregoing indemnity may only be asserted by Seller as a result of and with respect to claims, suits, proceedings, demands or other actions by third parties.

         SECTION 9.3           INDEMNIFICATION CONDITIONS

         (a) The rights to indemnification set forth in Sections 2.13(d), 9.1 and 9.2 shall be subject to the following conditions:

                  (i) the indemnified party giving the indemnifying party prompt written notice of the claim, suit, proceeding, demand or other action asserted; provided, that failure to give such notice shall not abrogate or diminish the indemnifying party's obligation if such failure does not (in the reasonable judgment of the indemnifying party) prejudice the indemnifying party's ability to defend such claim, and

                  (ii) with respect to third party claims, the indemnified party giving the indemnifying party requisite authority to control the defense and full cooperation in the defense.

         (b) So long as such participation does not, in the reasonable opinion of the indemnifying party, interfere with the defense thereof, the indemnified party shall have the right to participate in the investigation and defense of third party claims, with separate counsel chosen by such indemnified party that is reasonably acceptable to the indemnifying party. In any such event the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party shall have failed to assume the defense of any such claim or (ii) in the reasonable judgment of the indemnified party, a conflict of interest would exist between the indemnified party and the indemnifying party (in which case, if such indemnified party notifies the indemnifying party that such indemnified party elects to employ separate counsel at the indemnifying party's expense, the indemnifying party shall not have the right to assume the defense on behalf of such indemnified party). The indemnifying party shall not, without the prior written consent of the indemnified party, settle or compromise any action or consent to the entering of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff of a duly executed




ASSET PURCHASE AGREEMENT                                             PAGE 39
written release of such indemnified party from all liability in respect of any such claim, which release shall be satisfactory in form and substance to such indemnified party, or settle or compromise any action in any matter that, in the reasonable judgment of such indemnified party, may materially and adversely affect such indemnified party.

         (c) Purchaser shall first exercise any rights it may have to proceed under the Escrow Agreement prior to exercising any right of set off it may have against the Additional Consideration, to satisfy claims hereunder.

         SECTION 9.4           INDEMNIFICATION EXCLUSIVE

         Purchaser and Seller agree that the rights to indemnification and to be held harmless set forth in this Article IX shall, except as provided in Section 2.13(d), in the proviso below and as otherwise required by law, be exclusive of all rights to indemnification and to be held harmless in connection with the matters described in this Article that the parties would otherwise have; provided, that any separate indemnification provisions contained in any Related Agreement shall operate irrespective of and independent from the provisions of
Section 2.13(d) and this Article IX.

                                    ARTICLE X

                            TERMINATION OF AGREEMENT

         SECTION 10.1          TERMINATION BY MUTUAL CONSENT

         This Agreement may be terminated by mutual written consent of Purchaser and Seller.

         SECTION 10.2          TERMINATION FOR BREACH OR FAILURE OF CONDITIONS

         Seller may elect by notice to Purchaser, and Purchaser may elect by notice to Seller, to terminate this Agreement if:

         (a) The terminating party shall have discovered a material breach of the covenants contained in Sections 4.1 or 4.2 or a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party which shall not have been cured by such other party within 15 days after written notice to such other party specifying in detail such asserted error, misstatement or omission, or by the Closing Date, whichever first occurs; or

         (b) All of the conditions precedent to the terminating party's obligations to close under this Agreement, as set forth in either Article V or
Article VI, and the Related





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

Agreements, as the case may be, have not been met and have not been waived by the terminating party on or prior to the Closing Date.

         SECTION 10.3          CLOSING NOTWITHSTANDING RIGHT TO TERMINATE

         The party with a right to terminate this Agreement pursuant to Section
10.1 or Section 10.2 shall not be bound to exercise such right, but its failure to exercise such right shall not constitute a waiver of any other right it may have under this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1          EFFECTIVE DATE

         This Agreement shall be effective on the date first above written (the "EFFECTIVE DATE").

         SECTION 11.2          EXPENSES

         The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement; provided, that Purchaser shall pay up to $37,500 of the invoiced costs of Paley, Rothman, Goldstein, Rosenberg & Cooper, Chartered, any fees of Escrow Agent and shall advance fees of Disbursing Agent, to be repaid pursuant to the terms of the Disbursing Agency Agreement.

         SECTION 11.3          GOVERNING LAW

         The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Maryland, excluding its conflict of law rules.

         SECTION 11.4          CONFIDENTIALITY

         Purchaser and Seller hereby incorporate by reference the provisions of the Nondisclosure Agreement dated February 24, 1997 (the "NONDISCLOSURE AGREEMENT") by and between Seller and Purchaser; provided, that, in accordance with Section 7 of the Nondisclosure Agreement, Seller and Purchaser hereby modify the terms and conditions thereof to provide that the Nondisclosure Agreement shall, without any further action of the parties, terminate on the Closing Date and no longer have any force or effect thereafter.



ASSET PURCHASE AGREEMENT                                             PAGE 41

         SECTION 11.5          THIRD-PARTY BENEFICIARIES

         Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and Purchaser Parent.

         SECTION 11.6          SEVERABILITY

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.7          CAPTIONS

         The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 11.8          PUBLICITY

         Beginning as of the Effective Date and expiring six months after the Closing Date and except as may be required by law or securities regulation, neither of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without consulting with the other with respect to the contents and the manner of presentation and publication thereof.

         SECTION 11.9          NOTICES

         Any notice or other communications required or permitted hereunder shall be in writing and be sufficiently given if delivered in person or sent by facsimile (which provides written confirmation to the sender of its delivery) or by registered or certified mail, postage prepaid, or by overnight courier service, addressed as follows:






ASSET PURCHASE AGREEMENT                                             PAGE 42

            If to Purchaser, to:

                     PowerScan, Inc.
                     c/o Star Technologies, Inc.
                     515 Shaw Road
                     Sterling, Virginia 20166
                     Attention:   Chief Financial Officer
                     Facsimile:   (703) 435-3268

            with a copy to:

                     Perkins Coie
                     607 Fourteenth Street, N.W.
                     Washington, D.C. 20005
                     Attention:   Corporate Group
                     Facsimile:   (202) 434-1690

            and if to Seller, to:

                     Intrafed, Inc.
                     1151 Seven Locks Road
                     Building A
                     Potomac, Maryland  20854-2905
                     Attention:   President
                     Facsimile:   (301) 385-0280

            with a copy to:

                     Paley, Rothman, Goldstein, Rosenberg & Cooper, Chartered One Bethesda Center
                     4800 Hampden Lane
                     Bethesda, Maryland  20814
                     Attention:   Albert D. Pailet, Esq.
                     Facsimile:   (301) 654-7354

or such other address as shall be furnished in writing by either party to the other, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.



ASSET PURCHASE AGREEMENT                                             PAGE 43

         SECTION 11.10         PARTIES IN INTEREST

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, that neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other party, and any attempt to so assign or delegate without such consent shall be void.

         SECTION 11.11         COUNTERPARTS

         This Agreement may be executed in one or more counterparts (or upon separate signature pages bound together into one or more counterparts), all of which taken together shall constitute one instrument.

         SECTION 11.12         WAIVER

         Waiver by any party of any breach or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.

         SECTION 11.13         BULK TRANSFER

         Purchaser and Seller hereby agree that no bulk transfer laws are applicable to the transactions contemplated herein.

         SECTION 11.14         ENTIRE AGREEMENT

         This Agreement, including the Related Agreements and the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement, together with the Related Agreements and such other documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 11.15         AMENDMENTS

         This Agreement may not be amended, modified or supplemented orally, but only by an instrument in writing signed by the parties hereto.



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

         SECTION 11.16         FURTHER ASSURANCES

         Subject to the terms hereof, Purchaser and Seller shall, at any time and from time to time, on and after the Closing Date, and without further consideration, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things (including, with respect to any government contracts, all certifications and other obligations prescribed by 48 C.F.R. Part 42 of the Federal Acquisition Regulations), in any case, as the other party hereto may reasonably request to carry out more effectually the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the Related Agreements. Purchaser and Seller agree to cooperate fully to make available to each other upon reasonable request such non-confidential information, records and documents related to the Purchased Assets (excluding, in any case, tax returns and work papers) as may be necessary for either party to evaluate potential tax liabilities and/or prepare applicable tax returns.

         SECTION 11.17         KNOWLEDGE OF SELLER DEFINED

         Where any representation or warranty contained in this Agreement is expressly qualified by reference to the "knowledge of Seller," such term shall mean the actual knowledge, after inquiry that would be considered reasonable and prudent by a reasonable business person, of any of the following officers of Seller Stockholder (President and Chief Executive Officer), Mr. Jeff Meshinsky (Vice President of Sales/Marketing), Mr. Robert Kircher (Product Development Manager) or Melinda McWhite, Esq. (General Counsel).

ASSET PURCHASE AGREEMENT                                              PAGE 45

         IN WITNESS WHEREOF, each of Purchaser and Seller has caused this Asset Purchase Agreement to be duly executed by its duly authorized representative, on the date first set forth above.

                            POWERSCAN, INC.



                            By /s/ Robert C. Compton
                               -----------------------------------
                               Name:  Robert C. Compton
                               Title:  Chairman of the Board



                            INTRAFED, INC.



                            By /s/ John R. Meshinsky
                               -----------------------------------
                               Name:  John R. Meshinsky
                               Title:  Chief Executive Officer, President



ASSET PURCHASE AGREEMENT                                     SIGNATURE PAGE